Exhibit 99.5


                               COHOES SAVINGS BANK
                                75 Remsen Street
                           Cohoes, New York 12047-2892
                                 (518) 233-6500


                     NOTICE OF SPECIAL MEETING OF DEPOSITORS
                           To Be Held on ______, 1998


         NOTICE IS HEREBY GIVEN that a Special Meeting of Depositors ("Special Meeting") of Cohoes Savings Bank (the "Bank") will be held at the _______________, located at _______________, Cohoes, New York at _:___ p.m.
Eastern time, on ____________, 1998, to consider and vote upon approval of:


         The Plan of Conversion ("Plan of Conversion" or "Plan") pursuant to which the Bank will be converted from a New York chartered mutual savings bank to a New York chartered stock savings bank with the concurrent issuance and sale of all of the Bank's outstanding capital stock to Cohoes Bancorp, Inc. (the "Company") and the issuance and sale of the Company's common stock to the public; and other transactions provided for in the Plan, including the adoption of the Restated Organization Certificate and Bylaws of the Bank and the establishment of the Cohoes Savings Foundation, Inc.


         The Board of Trustees has fixed _____ __, 1998 as the voting record date ("Voting Record Date") for the determination of depositors of the Bank entitled to notice of and to vote at the Special Meeting and at any postponement or adjournment thereof. Only those depositors having aggregate deposits with the Bank of $100 or more as of the close of business on the Voting Record Date are Voting Depositors of the Bank. Only Voting Depositors will be entitled to vote at the Special Meeting or any postponement or adjournment thereof. The Plan of Conversion must be approved by the affirmative vote of (i) at least seventy-five percent (75%) in amount of deposit liabilities of Voting Depositors represented in person or by proxy at the Special Meeting and (ii) at least a majority of the amount of votes entitled to be cast at the Special Meeting by Voting Depositors. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be postponed or adjourned to permit further solicitation of proxies.

         Whether or not you plan to attend the Special Meeting, you are requested to sign, date and return the enclosed proxy card(s) without delay in the enclosed postage-paid envelope marked "Proxy Return" to ensure that your vote will be counted even if you are unable to attend.



                                          By Order of the Board of Trustees


                                          ---------------------------------
                                          Secretary
Cohoes, New York
___________, 1998

                               COHOES SAVINGS BANK
                                75 Remsen Street
                           Cohoes, New York 12047-2892
                                 (518) 233-6500

                                 PROXY STATEMENT
                                     FOR THE
                    SPECIAL MEETING OF DEPOSITORS OF THE BANK
                          To Be Held On _________, 1998

THE SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO THE APPROVAL OF THE BANK'S VOTING DEPOSITORS AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY THE SUPERINTENDENT.

Purpose of the Special Meeting


         This Proxy Statement, together with the Prospectus of Cohoes Bancorp, Inc. (the "Company") attached hereto, constitutes the Proxy Statement for and is being furnished to Voting Depositors of Cohoes Savings Bank (the "Bank") in connection with the solicitation by the Board of Trustees of the Bank of proxies to be voted at the Special Meeting of Depositors of the Bank (the "Special Meeting") to be held on _____ __, 1998 at the ______________________________,
located at __ __________, ______, New York, at _:__ _.m., Eastern time, and at any postponement or adjournment thereof. The Special Meeting is being held for the purpose of considering and voting upon approval of the Plan of Conversion (the "Plan" or "Plan of Conversion"), pursuant to which the Bank will be converted from a New York chartered mutual savings bank to a New York chartered stock savings bank (the "Conversion") with the concurrent issuance and sale of all of the Bank's outstanding capital stock to the Company and the issuance and sale of the Company's common stock, par value $0.01 per share to the public; and other transactions contemplated by and provided for in the Plan of Conversion, including the adoption of the Restated Organization Certificate and Bylaws of the Bank and the establishment of the Cohoes Savings Foundation, Inc. (the "Foundation") which will be funded with an amount of the Company's common stock equal to 3% of the Company's common stock issued in the Conversion.


         Voting for or against approval of the Plan of Conversion includes a vote for or against the adoption of the Restated Organization Certificate and Bylaws of the Bank and establishment of the Foundation.

         Voting for approval of the Plan of Conversion will not obligate any person to purchase any of the Company's common stock and will not affect the balance, interest rate or federal deposit insurance of any deposits.

         THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PLAN OF CONVERSION.

Voting Rights and Votes Required for Approval

         The Board of Trustees has fixed ______ __, 1998 as the voting record date ("Voting Record Date") for the determination of depositors entitled to notice of and to vote at the Special Meeting or at any postponement or adjournment thereof. Only those depositors of the Bank having aggregate deposits of $100 or more as of the close of business on the Voting Record Date, are Voting Depositors of the Bank. Only Voting Depositors of the Bank will be entitled to vote at the Special Meeting or at any adjournment thereof. The Plan of Conversion must be approved by the affirmative vote of (i) at least seventy-five percent (75%) in amount of deposit liabilities of Voting Depositors represented in person or by proxy at such Special Meeting and (ii) at least a majority of the amount of votes entitled to be cast at such Special Meeting by Voting Depositors. If there are not sufficient votes for approval of the Plan at the time of the Special Meeting, the Special Meeting may be postponed or adjourned to permit further solicitation of proxies.

         Each Voting Depositor will be entitled at the Special Meeting to cast one vote for each $100 such Voting Depositor had on deposit with the Bank as of the Voting Record Date; however, no Voting Depositor may cast more than 1,000 votes at the Special Meeting. In general, accounts held in different ownership capacities will be treated as separate accounts for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 account in their joint names and each of the persons also holds a separate account for $100,000 in their own name, each person would be entitled to 1,000 votes for the separate account and they would together be entitled to cast 1,000 votes on the basis of the joint account. The Bank's records indicate that as of the Voting Record Date, there were approximately ______ Voting Depositors entitled to cast a total of _________ votes at the Special Meeting.

         Deposits held in trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of Individual Retirement Account and tax qualified plan accounts, such as Keogh accounts established at the Bank, the beneficiary may direct the trustee's vote on the Plan of Conversion by returning a proxy card to the Bank. If no proxy card is returned, the Bank, as trustee, will vote FOR the adoption of the Plan of Conversion.

Proxies

         The Bank's Voting Depositors may vote at the Special Meeting or at any postponement or adjournment thereof in person or by proxy. Enclosed is a proxy card which may be used by any Voting Depositor to vote on the Plan of Conversion. The enclosed proxy card may not be used for any other meetings of the Bank's depositors. All properly executed proxies received by the Bank will be voted in accordance with the instruction indicated thereon by the Voting Depositor giving such proxies. If no instructions are given, executed proxies will be voted FOR the adoption of the Plan of Conversion.

Revocability of Proxies

         A proxy may be revoked at any time before it is voted by filing written revocation of the proxy with the Secretary of the Bank, by submitting a duly executed proxy bearing a later date or by attending and voting in person at the Special Meeting or any postponement or adjournment thereof. The presence of a Voting Depositor at the Special Meeting shall not revoke a proxy unless a written revocation is filed with the Secretary prior to the voting of such proxy. The proxies being solicited by the Board of Trustees of the Bank are only for use at the Special Meeting or at any postponement or adjournment thereof and will not be used at any other meeting.

Solicitation of Proxies and Tabulation of the Vote

           To the extent necessary to permit approval of the Plan of Conversion, proxies may be solicited by officers, trustees or employees of the Bank, by telephone or through other forms of communication and, if necessary, the Special Meeting may be postponed or adjourned to a later date. Such persons will be reimbursed by the Bank for their reasonable out-of-pocket expenses incurred in connection with such solicitation. The Company has retained _________________ to provide solicitation of proxies and other services, for a fee of $_______ plus reimbursement of reasonable out-of-pocket expenses. The Bank will bear all costs of this solicitation.


         The Board of Trustees has appointed Crowe Chizek & Company ("Crowe Chizek") as the independent custodian and tabulator to receive and hold the proxy cards and to count the votes cast for and against both proposals. Proxies delivered to the Bank at its branch offices will be deposited unopened and sealed in containers that are maintained and delivered unopened in a sealed state to _____ as custodian and tabulator.


Reasons for the Conversion

         See "Summary" and "The Conversion -- Purposes of Conversion" and "--Effects of Conversion" in the Prospectus for discussion of the basis upon which the Board of Trustees determined to approve the Plan of Conversion. As more fully discussed in those sections and in other sections of the Prospectus, the Board of Trustees believes that the Plan of Conversion is in the best interests of the Bank, its depositors and the communities it serves.


Benefits to Management and Employees from the Offering

         The Bank's employees will participate in the offering through individual purchases and through purchases of stock through the Employee Stock Ownership Plan, which is a type of retirement plan. The Company also intends to implement a Recognition and Retention Plan ("RRP") and a Stock Option and Incentive Plan, which may benefit the officers, employees and directors. If the Company adopts the RRP, such individuals will be awarded stock at no cost to them. The RRP and Stock Option and Incentive Plan may not be adopted until at least six months after the Conversion and are subject to stockholder approval. The Company also intends to enter into employment agreements with certain executive officers following completion of the offering. See "Summary - The Stock Offering" and "Management of the Bank - Benefit Plans" in the Prospectus.

Management of the Company and the Bank

           For information regarding the management of the Bank and the Company, including compensation-related information, see "Management of the Holding Company" and "Management of the Bank" in the Prospectus.


         Copies of the Certificate of Incorporation and Bylaws of Cohoes Savings Foundation, Inc. are available without charge from the Bank by contacting ________, _________ at (518) ____ - _______.

THE ATTACHED PROSPECTUS, INCORPORATED HEREIN, IS AN INTEGRAL PART OF THIS PROXY STATEMENT AND CONTAINS DETAILED INFORMATION ABOUT THE BANK, THE COMPANY, THE FOUNDATION AND THE CONVERSION, INCLUDING THE RIGHTS OF CERTAIN DEPOSITORS TO SUBSCRIBE FOR SHARES OF THE COMPANY'S COMMON STOCK. VOTING DEPOSITORS ARE URGED TO CONSIDER SUCH INFORMATION CAREFULLY PRIOR TO SUBMITTING THEIR PROXIES.

                                 REVOCABLE PROXY

                               COHOES SAVINGS BANK
                          SPECIAL MEETING OF DEPOSITORS
                                __________, 1998

         The undersigned hereby appoints the Board of Trustees of Cohoes Savings Bank. (the "Bank"), and its survivor, with full power of substitution, to act as attorneys and proxies for all votes which the undersigned depositor is entitled to cast at the Special Meeting of Depositors (the "Meeting"), to be held on __________, 1998 at the main office of the Bank located at 75 Remsen Street, Cohoes, New York, at _:__ P.M. New York time, and at any and all adjournments thereof, as follows:


                                                        FOR             AGAINST
   The approval of the Plan of Conversion  (the         ---             -------
   "Plan"),  pursuant  to which  the Bank  will
   convert  from a New  York  chartered  mutual         [  ]              [  ]
   savings bank to a New York  chartered  stock
   savings bank,  with the concurrent  issuance
   of all  outstanding  shares  of its  capital
   stock  to   Cohoes   Bancorp,   Inc.,   (the
   "Company")  and the issuance and sale of the
   Company's  common  stock to the public;  and
   other transactions provided for in the Plan,
   including   the  adoption  of  the  Restated
   Organization Certificate and Bylaws of the Bank and the establishment of the Cohoes
   Savings Foundation.


In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

      The Board of Trustees recommends a vote "FOR" the listed proposals.



THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF TRUSTEES KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


         The depositor may revoke this proxy by: (i) filing with the Secretary of the Bank at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Bank at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

         The undersigned acknowledges receipt from the Bank, prior to the execution of this Proxy, of Notice of the Meeting and a Proxy Statement dated on or about __________, 1998.




                                                 Dated: ________________________




                                                 _______________________________
                                                 PRINT NAME OF DEPOSITOR



                                                 _______________________________
                                                 SIGNATURE OF DEPOSITOR


IMPORTANT: Please sign your name exactly as it appears on this proxy. Joint accounts need only one signature. When signing as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

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          PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE
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